Form C

Cover Page

Name of issuer:

Calroo, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 9/28/2015

Physical address of issuer:

2 N 1st St
San Jose CA 95113

Website of issuer:

https://www.calroo.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

11/7/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

4

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$11,132.00	$2,128.00
Cash & Cash Equivalents:	$11,132.00	$2,128.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$4,860.00	$127.00
Long-term Debt:	$457,472.00	$259,114.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$800.00	$800.00
Net Income:	($194,571.00)	($154,002.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Calroo, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Elena Krasnoperova	CEO	Calroo Inc.	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Marcelo Ribeiro	CTO	2018
Elena Krasnoperova	CEO	2015
Elena Krasnoperova	Treasurer	2015
Elena Krasnoperova	President	2015
Elena Krasnoperova	CFO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Elena Krasnoperova	9000000.0 Common stock (6,000,000) + founder preferred stock (3,000,000)	65.91

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

As we grow our customer base and scale to thousands and ultimately millions of users, our website's infrastructure as it relates to storage space, bandwidth, processing ability, speed and other factors may begin to deteriorate or fail completely. This may result in deteriorating user experience, system failures or system outages for continued periods of time. If we are unable to resolve any technical glitch, our business and financial conditions could suffer. In addition to needing to scale our technology platform, we will also need to scale our business operations and team to support a growing business in order to be successful.

Mobile app stores are highly competitive. New competitors may emerge with a stronger product, more funding, or unique access to potential consumers. Increased competition may adversely affect our business, prospects, financial condition or results of operations. We cannot assure investors that we will be able to compete effectively against current and future competitors.

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Breaches of the Company's platform and systems may materially affect client adoption and subject the Company to significant negative reputational, legal or operational consequences. Calroo user privacy has never been compromised to date due to a focus on encryption and security, but 100% security cannot be guaranteed. Cyber-crimes are becoming increasingly common and aggressive which brings parallel increase in risk.

The company owes a significant amount of money to two related parties, The Perrodin Family Trust and the founder and CEO Elena Krasnoperova. While the founder and CEO debt may be forgiven, if everything is repaid the total amount including interest is $549,757.81, and is set to be due on 12/31/18. The company is not prohibited from being lent more money, and if it increases its debt amount, its financial position could be harmed.

The Company has limited operating history and is still pre-revenue. Accordingly, the Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including potential operating losses. The Company has made key assumptions around its ability to acquire, retain and engage consumers, ultimately reaching meaningful scale (millions of monthly active users), customer willingness to pay for the premium version of the app (i.e., Calroo Pro), and ability to develop a set of organic (i.e., free or earned) customer acquisition channels. If all or any of these assumptions proves untrue the company may have difficulty generating or sustaining revenue in the future.

Our future success depends on the efforts of a small management team, namely the two co-founders Elena Krasnoperova and Marcelo Ribeiro, who are supported by a Head of Marketing and a technical team. The loss of their services may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds:
Marketing 40%
Product development 20%
Loan repayment 30%
G&A 5%
Wefunder fee 5%

If we raise: **$1,070,000**

Use of Proceeds:
Marketing 40%
Product development 20%
Loan repayment 30%
G&A 5%
Wefunder fee 5%

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (80%) , or
- (ii) if the valuation for the company is more than **$7 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $100,000 of the securities, investors will receive a valuation cap of $6,000,000 and a discount rate of 80%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	20,000,000	10,654,062	Yes
Founder preferred stock	3,000,000	3,000,000	Yes
Preferred stock	2,000,000	0	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	3% of company
Options:	

Describe any other rights:

Par value of Common Stock, Founder preferred stock, and Preferred stock is $0.0001. Common stock and founder preferred stock have voting rights, while preferred stock holders do not have voting rights. Preferred stock holders receive liquidation preferences over common and founder preferred stock.

The warrant is exercisable into non-voting common stock (designated as "Class B Non-Voting common stock" in the warrant) and the number of shares exercisable is to be equal to 3% of the company's capitalization at the Determination Date.

The Determination Date is when the company has an equity financing of at least $250,000. The exercise price for such stock will be the price at which the company first sells (following the date of the warrant) its common stock to a third party or if no such sale, then the fair market value of the common stock after the equity financing. The Wefunder SAFE offering is not considered equity financing.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;

- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	The Perrodin Family Trust
Issue date	09/01/15
Amount	$106,000.00
Outstanding principal plus interest	$123,166.03 as of 05/03/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

This is a loan from the founder's Family Trust. Original maturity date was 12/31/17, but it's been extended to 12/31/18. The money was deposited in 4 installments: $36,000 on 9/1/15; $10,000 on 10/7/15; $35,000 on 10/19/15 and $25,000 on 11/6/15.

Loan

Lender	Elena Krasnoperova
Issue date	12/31/15
Amount	$25,000.00
Outstanding principal plus interest	$28,753.42 as of 05/07/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

This is a deferred salary note due to the founder, Elena Krasnoperova, for Q4-2015. It officially matures on 12/31/18 but can be forgiven / written off at the founder's discretion.

Loan

Lender	Elena Krasnoperova
Issue date	04/01/16
Amount	$100,000.00
Outstanding principal plus interest	$111,886.99 as of 05/07/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

This is a deferred salary note due to the founder, Elena Krasnoperova. It comes in 4 quarterly installments, at the end of each quarter. It officially matures on 12/31/18 but can be forgiven / written off at the founder's discretion.

Loan

Lender	The Perrodin Family Trust
Issue date	05/25/16
Amount	$18,000.00
Outstanding principal plus interest	$20,207.40 as of 05/03/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

This is a loan from the founder's Family Trust. Original maturity date was 12/31/17, but it's been extended to 12/31/18. The money was deposited in 3 installments: $7,000 on 5/25/16, $1,000 on 6/30/16, $10,000 on 8/28/16.

Loan

Lender	The Perrodin Family Trust
Issue date	01/01/17
Amount	$82,000.00
Outstanding principal plus interest	$88,121.10 as of 05/03/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

This is a loan from the founder's Family Trust. The money was deposited in 9 installments: $10,000 on 1/18/17; $5,000 on 3/10/17; $10,000 on 4/25/17, $10,000 on 5/16/17, $7,000 on 6/27/17, $5,000 on 8/22/17, $10,000 on 10/13/17, and $10,000 on 12/22/17.

Loan

Lender	Elena Krasnoperova
Issue date	04/01/17
Amount	$100,000.00
Outstanding principal plus interest	$106,886.99 as of 05/03/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

This is a deferred salary note due to the founder, Elena Krasnoperova. It comes in 4 quarterly installments, at the end of each quarter. It officially matures on 12/31/18 but can be forgiven / written off at the founder's discretion.

Loan

Lender	The Perrodin Family Trust
Issue date	01/01/18
Amount	$68,000.00
Outstanding principal plus interest	$70,735.89 as of 05/03/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Current with payments	Yes

This is a loan from the founder's Family Trust. The money was deposited in 4 installments: $10,000 on 1/21/18; $22,000 on 2/16/18; $20,000 on 3/26/18 and $16,000 on 4/29/18.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	The Perrodin Family Trust
Amount Invested	$106,000.00
Transaction type	Loan
Issue date	09/01/15
Outstanding principal plus interest	$123,166.03 as of 05/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Family Trust of founder and CEO

Name	The Perrodin Family Trust
Amount Invested	$82,000.00
Transaction type	Loan
Issue date	01/01/17
Outstanding principal plus interest	$88,121.10 as of 05/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Family Trust of founder and CEO

Name	The Perrodin Family Trust
Amount Invested	$68,000.00
Transaction type	Loan
Issue date	01/01/18
Outstanding principal plus interest	$70,735.89 as of 05/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Family Trust of founder and CEO

Name	The Perrodin Family Trust
Amount Invested	$18,000.00
Transaction type	Loan
Issue date	05/25/16
Outstanding principal plus interest	$20,207.40 as of 05/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Family Trust of founder and CEO

Name	Elena Krasnoperova
Amount Invested	$100,000.00
Transaction type	Loan
Issue date	04/01/16
Outstanding principal plus interest	$111,886.99 as of 05/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Founder and CEO

This is a deferred salary note due to the founder, Elena Krasnoperova. It officially matures on 12/31/18 but can be forgiven / written off at the founder's discretion.

Name	Elena Krasnoperova
Amount Invested	$100,000.00
Transaction type	Loan
Issue date	04/01/17
Outstanding principal plus interest	$106,886.99 as of 05/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Founder and CEO

This is a deferred salary note due to the founder, Elena Krasnoperova. It officially matures on 12/31/18 but can be forgiven / written off at the founder's discretion.

Name	Elena Krasnoperova
Amount Invested	$25,000.00
Transaction type	Loan
Issue date	12/31/15
Outstanding principal plus interest	$28,753.42 as of 05/01/18
Interest rate	5.0% per annum
Maturity date	12/31/18
Outstanding	Yes
Current with payments	Yes
Relationship	Founder and CEO

This is a deferred salary note due to the founder, Elena Krasnoperova. It officially matures on 12/31/18 but can be forgiven / written off at the founder's discretion.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

As every parent knows, when you have kids, your life is no longer your own. No matter what, you have to pick up your kids from school, take them to the doctor, feed them, clothe them, and love them - every single day, for 18+ years. Calroo is a mobile app that helps busy parents tame the chaos of their family schedule. It combines a calendar, to-do list, grocery lists and messaging in one app, and makes asking for help as simple as a swipe.

Even though parents spend $550B a year on their kids in the US alone ($1T+ globally), they are under-served by technology. Initially, we focus on solving the collaboration problem, because it's something every family struggles with daily. We will then build other solutions for families, and open our APIs to third party developers. Our vision is to create a global technology platform that materially improves the lives of millions (and ultimately billions) of families.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

Calroo Inc. was incorporated in the State of Delaware in September 2015.

Since then, we have:

- Been featured in the App Store 3 times, each time leading to 100x increase in downloads.
- Recruited an experienced, passionate, fully-staffed team of technologists and business people, with most team members working for equity only.
- Been featured by Forbes, Inc, Fast Company, Entrepreneur, and Huffington Post.
- Gotten 2,000 MAUs, 200 DAUs in last 30 days.

- Received 4.5 stars on iOS App Store.
- In addition, our CEO is former exec from eBay, PayPal, oDesk and Zong (acq. for $240M), and a Stanford Ph.D. in Psychology.

Parents spend $550B per year on their families in the U.S. alone ($1T+ globally), yet are underserved by technology.

Historical Results of Operations

Our company was organized in September 2015 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues.* For the period ended December 31, 2017, the Company had revenues of $0 compared to the year ended December 31, 2016, when the Company had revenues of $0.
- *Assets.* As of December 31, 2017, the Company had total assets of $11,132, including $11,132 in cash. As of December 31, 2016, the Company had $2,128 in total assets, including $2,128 in cash.
- *Net Loss.* The Company has had net losses of $194,571 and net losses of $154,002 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $462,332 for the fiscal year ended December 31, 2017 and $259,241 for the fiscal year ended December 31, 2016.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $499,000 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 8 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 12 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

Calroo Inc. cash in hand is $24,000, as of April 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $12,000/month, for an average burn rate of $12,000 per month. Our intent is to be profitable in 24 months.

Our financials cover 2016 and 2017. At that time, the company was run by a solo founder/CEO, and the engineering work was done by an offshore resource (albeit protected by iron-clad IP agreements). Since then, the team expanded to include a technical co-founder CTO, head of Marketing, 6 interns, and 4 advisors. Most importantly, we brought the entire development team in-house, and have 3 developers working on Calroo full-time.

We do not expect to generate any revenues in the next 3-6 months. The app is free, and will remain free until we reach critical mass of users (~100K monthly active families or ~250K monthly active users), at which point we will transition to a freemium subscription model. We expect to get to critical mass and introduce a business model by June 2019 (possibly earlier if we raise the full round).

If we only raise the minimum amount on Wefunder, we will keep our burn rate as-is which will give us 8 months of runway to demonstrate enough traction to raise the next round. If we raise $500K+ on Wefunder, we will use the funds for product development, marketing and operations, increasing our monthly burn rate to $30-40K.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
    A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
    B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
    C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.calroo.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- Early Bird SAFE (Simple Agreement for Future Equity)
- SAFE (Simple Agreement for Future Equity)

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- Elena Krasnoperova
- Marcelo Ribeiro

Appendix E: Supporting Documents



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INVEST IN CALROO

An all-in-one family organizer built for parents, by parents

$0
raised of $100K goal

$100 min INVEST
by Wefunder Portal LLC

Future Equity (SAFE)

$7M valuation cap | **20%** discount

A SAFE gives you the right to future shares in Calroo. If you invest, you're betting the company will be worth more than $7M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

> EARLY BIRD BONUS: $6M Valuation Cap & 20% Discount
> Investors who fund up to the first $100K of this fundraise will invest in a SAFE with a $6M valuation cap & 20% discount.

INVESTOR PERKS

$500+	Our love and gratitude, plus free *lifetime* access to Calroo Pro.
$1,000+	Invitation-only virtual "coffee chats" with the founders. You bring questions, we'll bring coffee (by sending you a Starbucks gift card). We'll be hosting coffee chats once a quarter.
$5,000+	30-minute phone call with the CEO, Elena Krasnoperova. Ask for advice on anything - managing your career, starting your own business, joining a startup, hiring, fundraising, etc.
$10,000+	Lunch or dinner with the founders in the San Francisco Bay Area. Meet the Calroo founding team in person, ask questions, provide input on business strategy and product roadmap.
$25,000+	Lunch or dinner with the founders in a US or Canadian city of your choosing. Meet the Calroo founding team in person, ask questions, provide input on business strategy and product roadmap. We'll fly to you!
$50,000+	Custom feature built just for you! If there is a specific feature you want us to add to Calroo, we will build it.
$100,000+	Invitation-only annual investor retreat in the San Francisco Bay Area. We'll pay for your flight (from any city in US or CA), lodging, and meals.

As every parent knows, when you have kids, your life is no longer your own. No matter what, you have to pick up your kids from school, take them to the doctor, feed them, clothe them, and love them - every single day, for 18+ years. Calroo is a mobile app that helps busy parents tame the chaos of their family schedule. It combines a calendar, to-do list, grocery lists and messaging in one app, and makes asking for help as simple as a swipe.



Elena Krasnoperova
CO-FOUNDER, CEO, CALROO

OUR AMBITION

Even though parents spend $550B a year on their kids in the US alone ($1T+ globally), they are under-served by technology. Initially, we're focused on solving the collaboration problem because it's something every family struggles with daily. We will then build other solutions for families, and open our APIs to third-party developers. Our vision is to create a global technology platform that materially improves the lives of millions (and ultimately billions) of families.

KEY FACTS

- CEO is former exec from eBay, PayPal, oDesk and Zong (acq. for $240M), and a Stanford Ph.D. in Psychology.
- Featured in App Store three times, each time leading to 100x increase in downloads.
- Experienced, passionate, fully-staffed team of technologists and business people, with most team members working for equity only.
- Featured by Forbes, Inc, Fast Company, Entrepreneur, and Huffington Post.
- 2,000 MAUs, 200 DAUs in last 30 days.
- 4.5 stars on iOS App Store.
- Parents spend $550B per year on their families in the U.S. alone ($1T+ globally), yet are underserved by technology.

DOCUMENTS

Calroo_PitchDeck.pdf

https://calroo.com

APP SOFTWARE TECH LIFESTYLE MOBILE FAMILY

Why I Like Calroo

I have worked with over 100 high-growth startups over the years including multiple 9-figure exits, and I've developed a good sense of what it takes to succeed. I'm investing in Calroo because of the founders' 100% commitment to solving the collaboration problem for their own families, and for millions of others. When I met Elena at the Women's Startup Lab accelerator for female founders, I was impressed both by her background (Stanford Ph.D., former eBay and PayPal exec), and by her energy, persistence and grit. Since then, she's made tremendous progress, and I'm excited to watch her succeed (as well as profit from it!).



Chris Yeh
INVESTOR, ENTREPRENEUR, BEST-SELLING AUTHOR

THE BUZZ ABOUT CALROO

Elena is a force of nature. She's one of the smartest, most determined and hard-working people I know. We've been friends and colleagues for more than a decade, going back to our PayPal days. I've decided to become an investor in Calroo both because I believe in its mission - turning every family into a happy, collaborative team - and most of all, because I believe in the founder.



Angela Song
Angel Investor, ex-PayPal VP, Director at Google

As a parenting coach, one of the biggest problems I see is stressed out moms. In my book "Parenting as a Second Language", I recommend family meetings where families look at the calendar to help everyone be aware of all the details of the family's schedule. Calroo has taken communication about the family calendar and tasks to a whole new level. Imagine being able to hand off a task to someone else and actually letting go of it completely? You could even train your kids to put out their own requests for help when they need a ride somewhere! Calroo lets teens take personal responsibility for things and to check them off when they are done. So valuable!



Elisabeth Stitt
Parenting coach, best-selling author, "Parenting as a Second Language"

Calroo is a family organizer that puts an emphasis on permissions and collaboration. There are shared calendars and tasks, but you can also keep certain events, like a surprise birthday party, private from some members. You can also ask a family member to help you with a task or event with a single swipe, and the app makes it just as easy for them to reply (hopefully soon!).

Editorial team member
Apple

If you think running a business is hard work, try running a family! Calroo is a calendar app that helps busy parents become more productive by delegating family duties via mobile calendar. Parents can assign chores, pass along shopping lists, set alerts for when certain jobs are due and more. Think of this as a digital version of all the sticky notes left on the refrigerator as reminders. Calroo helps you remember who is doing what, when and where — and if you have a bunch of kids in different activities, reminders make your life a whole lot easier.



Deep Patel
Contributor, Forbes

Business owners with a busy family can also look to apps that help reduce stress and increase organization within the family unit. Because let's be honest, if you have a couple kids in multiple activities and a partner who also works full-time, sometimes it feels like running your family is more work than running your organization. Calroo is the calendar app (with in-app messaging and a clean user experience) that you needed and wanted yesterday. It's dedicated to helping you easily delegate family duties between parents (and older children if applicable) like chores, grocery shopping, and taking the dog to the vet.



Mackensie Graham
Writer, The Next Web

Until recently, my husband and I were using several apps, plus email and texting to keep track of all of our family events, tasks and shopping lists. Then I discovered Calroo, a new family organizer app. Now the task of managing our family's schedule became much easier. My absolute favorite feature is the ability to ask family members for help with a simple swipe. I love that I get an explicit confirmation that they accepted the handoff, so that I can rest easy knowing that my son will get picked up from soccer practice.



Janell Poulette
Founder/Blogger at Saving You Dinero

I really love this app so much, I became an advisor & shareholder for this company!



Heather Lopez
Calroo Advisor, Founder of Bloggin' Mamas

I love Calroo family organizer and have been using it on my iPhone for the last year. Glad they are on Android now. I mostly use it for the grocery list & coordinating house chores with family members. Before I had about three other apps to manage all these tasks. Now I have all these features in one place. Highly recommended!

Eva Reder
Google Play Reviewer

I've been looking for the perfect family calendar app and finally found it. I've used Cozi before (even paid for Cozi Gold to make the ads go away), but this is so much better! No ads, clean interface, real-time messaging, Google calendar import, even jumping kangaroos... Love it!

Calroo customer
App Store reviewer

With our three kids, we are constantly shuttling them around. This app helps keep our busy schedule straight. I also really like the list feature – helps us coordinate what we need without lots of back-and-forth. Highly recommended for families with kids!

Calroo customer
App Store Reviewer

I love this app. It's a lifesaver for me from both micro perspective where I can easily plan days without overbooking or forgetting appointments, to macro perspective of planning next summer day-to-day, together with notes, ideas and lists of things to do and see. Love it and thanks!!!

Calroo customer
App Store Reviewer

Great calendar app for our family of 4. Our kids do a ton of after-school activities, and Calroo helps us keep it all straight. I especially love the fact that my teen is using it and that I can assign him tasks!

Calroo customer

App Store Reviewer

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Tap for family-management apps to help your kin collaborate.

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Tame the Chaos of a Busy Family Schedule

Any parent will say that keeping track of family tasks, events, and chores is a full-time job. Calroo makes it easy. You can schedule events, hand off tasks, sync grocery lists, and get reminders all within a single app. No need to call or text to confirm: everyone in the family is always on the same page.


3:29
April 2018
S M T W T F S
15 16 17 18 19 20 21
Tuesday, April 17
8:00 AM 8:30 AM Take kids to school C E J
8:30 AM 2:30 PM School field trip J
12:00 PM 1:00 PM Weekly tennis game with Will C
3:30 PM 4:00 PM Pick up kids from school M E J
4:00 PM 5:00 PM Emma's dentist appointment M E
5:00 PM 6:00 PM Jacob's soccer practice A J
6:00 PM 6:30 PM Cook dinner A
6:30 PM 7:30 PM Family dinner All
Calendar
Tasks
Lists
Messages
More


3:02
Tasks
Do chores J
Plan the next family vacation C
Buy groceries M
Do homework J
Schedule parent-teacher conference C
Order birthday gift A
Arrange play dates for next weekend A
Calendar
Tasks
Lists
Messages
More

What Calroo Can Do


Calendar
Stay on top of who is doing what with our color-coded calendar
15
Lists
Create shared lists for shopping, packing, chores and more
Swipe
Change ownership of events and tasks with a simple swipe, get handoff confirmation
Tasks
Track and assign tasks to yourself or other family members
Messaging
Send instant private messages and photos to family members

The Calroo App is Just the Beginning

Initially, we're focused on solving the collaboration and coordination problem for families because every family struggles with it, every single day. We ourselves got tired of having to use five different apps, plus texting, calling and emailing just to get through every day. But solving the collaboration problem is just the beginning.

We will then leverage our platform to create custom apps for specific family segments – for example divorced parents. (If you think it's hard to coordinate your schedule with your spouse, try doing it with your ex!). We will also build new apps for families to solve other problems that they have such as the need to manage your child's use of devices, Internet, and social media.

In the next phase, we will open our APIs to other developers so that they can build their apps without having to recreate basic things like family profile and identity, calendaring, messaging, etc. Think of it as a Google sign-on, but for families. This way, when your family starts using a new app or service, you don't have to re-enter the same information (like ages and genders of your kids) over and over again. Importantly, you will always maintain full control over how your family's data are used at a very granular level.

Our ultimate goal is to become a new discovery platform for family-oriented apps and services. Some of these apps will be built by us, others by third-party developers who are using our APIs. We will curate the apps and recommend them to consumers based on their unique family profile. We want to help families discover apps that they "never knew they always wanted." We want every mom, dad, and caregiver to say: finally, here's a platform built just for me. We want everyone to feel supported in their role as a parent, spouse, caregiver and family member. Join us!

Our Pitch Deck


Calroo
An all-in-one family organizer
built for parents, by parents
ELENA KRASNOPEROVA
Why focus on family collaboration
$550B+

Testimonials

Experts explain how Calroo helps parents.

"*Calroo has taken communication about the family calendar and tasks to a new level. Calroo lets teens take personal responsibility for things and check them off when they are done. So valuable!*"



Elisabeth Stitt

PARENTING COACH, BEST-SELLING AUTHOR, "PARENTING AS A SECOND LANGUAGE"

"*Let's be honest, if you have a couple kids in multiple activities and a partner who also works full-time, sometimes it feels like running your family is more work than running your organization.*"



Mackensie Graham

WRITER, THE NEXT WEB

"*I love that I get an explicit confirmation that another family member accepted the handoff, so that I can rest easy knowing that my son will get picked up from soccer practice.*"



Janell Poulette

FOUNDER/BLOGGER AT SAVING YOU DINERO

"*Calroo helps you remember who is doing what, when and where — and if you have a bunch of kids in different activities, reminders make your life a whole lot easier.*"



Deep Patel

CONTRIBUTOR, FORBES

Our Progress So Far

September 2016
Launched private beta of iOS app to friends and family

May 2017
Launched V1 for iOS on Mother's Day

January 2018
Featured by Apple saw 100x increase in daily downloads
They featured Calroo twice since then, in February and March 2018.

February 2018
Expanded team
Hired three developers, six interns, and a Head of Marketing.

March 2018
Launched V1 for Android and redesigned iOS app
We've been rapidly iterating and are already on version 15 for Android.

May 2018
Launched Wefunder fundraiser

May 2018
Launched first version of the Web app

December 2018
Target to reach 50,000 monthly active users

January 2019
Launch custom apps for key new customer segments

June 2019
Target to reach 250,000 monthly active users
With this milestone, we'll introduce the freemium business model.

Join the Family Tech Revolution!

Dear Potential Investors,

From our humble beginnings 2+ years ago, Calroo has been built by parents, for parents.

As parents, we got tired of having to adapt our lives to technology instead of technology adapting itself to us. We got tired of having to use apps and services that were designed for someone else, not for us in our roles as parents and caregivers.

So we set out to build a platform that can materially improve the lives of millions (and ultimately billions) of families. We want to build a platform that will keep our family data private, that will not treat us as "eyeballs" to be monetized, and that will truly make our lives easier and our families happier.

And now we want to give every parent an opportunity to become an investor and part-owner in Calroo.

Here's what you get when you invest in Calroo:

- *You help build a revolutionary new platform for parents and families. Imagine being able to tell your kids and grandkids: I saw the potential in Calroo before everyone else did.*
- *You support a female entrepreneur who is backed by a diverse and talented team. Women founders receive only 2% of VC funding, despite strong evidence that female-led companies and companies with diverse teams produce stronger financial returns for investors and shareholders.*

- You help us fulfill our mission of saving marriages, and making families happier. We want to liberate parents from the never-ending logistical "busywork" so that they can spend more quality time with their families. We want to reduce the stress, guilt, and resentment that build up in daily negotiations, ruining our marriages and our happiness. We want every parent to feel like a great parent. It's a lofty aspiration, but with your support, we can do it!

- You get to participate in the financial upside of being an early investor in a startup. The beauty of crowdfunding is that you don't have to be a rich accredited investor with access to a secret deal flow. All you have to do is share our passion and believe in our mission.

- You become a part owner in Calroo. With your investment, you're buying more than a product. You're buying part of our company. You're getting a seat at the table – and on our cap table.

- You have a voice in setting the strategy and product roadmap for Calroo. Let us tap into your wisdom and experience. Tell us about your aspirations and your struggles. Give us your honest feedback and advice. We're building this platform for you, so we want to hear from you.

- You get front-row seats to the exciting journey of an early-stage Silicon Valley startup, without having to give up the security of your current job. We intend to give all of our investors monthly updates about our journey, and share our ups and downs. And if you're investing at higher levels, you get personal access to the founders (check out our exciting investor perks!)

- You get to shape the future of family tech.

Join us, and help us change the world for the better for millions of families!

Sincerely,

Elena Krasnoperova

CEO

Market Opportunity

35 million	$550 billion	$1+ trillion
U.S. families have kids	Annual spend on kids and families in the U.S.	Annual spend on kids and families globally

Our Future Business Model

Calroo is currently free, and ad-free, keeping the focus where it belongs – on your family.

Unlike other apps in the family tech space, we don't treat you as eyeballs to be monetized. We treat you the way we want to be treated ourselves – like human beings who are doing the most important job on the planet: raising good kids.

After we reach a critical mass of ~100,000 families, we plan to introduce a freemium business model. We will always have a free version of the app for new or casual users. We will also have a premium version with advanced features and unlimited usage, called Calroo Pro. We currently plan to charge $10 per month per family for Calroo Pro. (But we welcome feedback from you, our investors and supporters, on our price point).

To encourage new user sign-ups, we will give everyone a free month of Calroo Pro automatically, and we will extend the premium plan for free in exchange for referrals. With our referral program, our most loyal users and advocates can keep using Calroo Pro for free, for as long as they want.

Meet the Founders

Passionate team, committed to solving the problem for busy families like ours.



Elena Krasnoperova

Co-founder, CEO

Former exec at eBay, PayPal, oDesk, Zong (acq. for $240M). Stanford Ph.D. in Psychology. Second time startup founder. Mom of 2 awesome kids.



Marcelo Ribeiro

Co-founder, CTO

16 years of software & mobile app development. Founded software consultancy RubyThree. Dad of 2.

AND THE REST OF THE TEAM



Prasanth Ramineni
Mobile App Developer
Former App Developer for Walmart. MS in Computer Engineering.



Julio Cezar
Web & API Developer
Expert in REST-based API development. Degree in digital games development.



Robson Ribeiro
Android Developer
Experienced lead developer for mobile and web platforms, hybrid and native Android apps.



Seema Mehta
Head of Marketing
Ex-Microsoft product leader. 10+ years experience building high-performing teams. Mom of 2.



Laurent Perrodin
Advisor, UI/UX
Former senior software engineer at Apple. Key contributor to iMovie, iPhoto, Aperture. Dad.



Sheri Atwood
Advisor, Strategy
Founder, SupportPay. Former VP at Symantec. UC San Diego BA, San Jose State MBA. Mom.



Heather Lopez
Advisor, Marketing
Founder of Bloggin' Mamas, a network for mom bloggers. BA in Psychology and Sociology. Mom.



Tania Lissitskaia
Advisor, Privacy & Identity
Ex-Google Product Manager. 20+ years of PM and engineering experience. MBA from Wharton.

Interview

Wefunder interviewed Elena Krasnoperova on April 18, 2018.

– COLLAPSE ALL

WF: What is Calroo?

KRASNOPEROVA: Calroo is a technology platform created by parents, for parents.

Initially, we are focusing on solving the collaboration problem - the need to coordinate and manage your family's busy schedule with different family members and caregivers. Later on, we will expand our offering to tackle other everyday problems experienced by millions of families.

WF: What is your mission?

KRASNOPEROVA: Our mission is to create a technology platform that will materially improve the lives of millions (and ultimately billions) of families, and that will make every parent feel like it was built just for them.

As every parent knows from personal experience, when you become a parent, your life is no longer your own. You have to pick up your kids from school, take them to the doctor when they are sick, help them with homework, clothe them, feed them, and most importantly, love them. You do it every single day, for 18+ years. You can never say: "Today, I just don't feel like being a parent. I'll take a day off". It's just not an option.

The sheer amount of work we have to do as parents, family members, and caregivers is overwhelming. If not managed well, it can be damaging to our personal health and well-being. It can create stress and resentment in our marriages, as our conversations move from "tell me about everything you did today!" to "why didn't you take out the garbage when I asked you?"

Yet despite doing the most important job on the planet - raising kids - and despite spending $550B per year on kids and families (that's in the US alone; globally the number is $1T+), families are under-served by technology. Families are forced to adapt themselves to technology, and use tools that were built for individuals or for businesses, rather than technology adapting itself to them. That's what we want to change at Calroo.

WF: Where did the idea for Calroo come from?

KRASNOPEROVA: My main motivation for creating Calroo came from my personal experiences as a working Mom of two awesome kids (who are now 10 and 12 years old).

I've always tried to be a good Mom, but often felt like I was failing at it, in part because there were no good tools built for me, in my role as a Mom.

When I look at my phone, I see incredible apps that I use every day, either as an individual or as a professional. But I don't see apps that I can use as a Mom. That's what we're building - an app that every Mom and Dad can use and relate to, and app that they feel was built just for them.

WF: Why can't families use Google calendar, or some other calendaring solution?

KRASNOPEROVA: I love Google calendar, and I use it all the time. And Calroo is integrated with Google calendar, so that families can continue using Google for work, but use Calroo for their family.

The problem with Google calendar is that works beautifully as a personal productivity tool (for your own events and reminders), or in a professional context, but in the context of a family, it doesn't work so well.

Let me explain.

When I use Google calendar for work, and invite my colleagues to a meeting, it's very clear what is expected of them: they need to show up (preferably prepared).

But when I invite my husband to a "School concert", even when he accepts, it's actually unclear who's doing it. Is he going, so I don't have to? Am I going, so he doesn't have to, and I'm just informing him? Are we both going? Or is it just an FYI for both of us? It's ambiguous.

So what we did at Calroo is disambiguate that handoff of responsibilities. When you swipe an event or task, and hand it off to your spouse, nanny or another family member, and they accept, you get a clear confirmation that it will get done, and that now they are in charge. The monkey (or in this case, the kangaroo) is off your back.

WF: Tell me more about your team. Why do you think you'll succeed where others have struggled?

KRASNOPEROVA:

Both my co-founder and I are parents (my kids are 10 and 12, Marcelo's are 4 and 7). So we're 100% committed to solving this problem, because we live this problem every day. We will not stop until we figure this out.

Marcelo is a versatile, experienced technologist and engineering manager. I think he's never met a technology platform he didn't like or couldn't master. He's one of those amazing 10x developers who produces extraordinary quality and quantity of work in a short amount of time.

We have 3 fully dedicated engineers on our team, in addition to Marcelo.

As for me, I've been in the family tech space for 4+ years (Calroo is the second company that I founded).

As a former executive at eBay, PayPal and oDesk (now Upwork), I know the power of a global platform. But they all started small, in a specific segment of the market - eBay started with collectibles, PayPal with serving eBay Powersellers, and oDesk with IT and engineering. Starting small and focused is one of the lessons I took from that experience.

Finally, as a Stanford Ph.D. in Psychology, I have the knowledge and experience to build a family tech platform that is not only intelligent in a data-driven way, but also in an emotionally intelligent way. We want to help our customers not only be more productive and organized, but also happier. We're leveraging psychology research and expert advice from parenting coaches, marriage counselors and family psychologists to gently nudge families to develop healthier family habits and rituals.

WF: How will you make money?

KRASNOPEROVA: Our app is currently free, and ad-free.

With a consumer app, the initial barrier everybody has to cross is figuring out user acquisition and engagement: can you get consumers to download the app, and then to keep using the app. That's exactly what we're focused on for the time being.

Once we reach a critical mass of users (~250K monthly active users), we plan to introduce a business model. We will most likely go to a freemium subscription model, where we offer a free and a paid version of the software. We plan to charge $10 / month / family for the premium version. This comes out to $3-5 / month / user because the average family on Calroo has 2.5 members: typically the two parents, plus another person like a teenage child or a nanny. Freemium is a proven model for consumer apps, both in the productivity and collaboration space, and in general.

But we also have other options that we will test before we settle on the final model.

An alternative business model that we are considering is based on lead generation or per-transaction fees for recommendations that we will provide. E.g., the app knows that your son is about to turn 10, and that he loves Minecraft, so we might suggest 3 most popular gifts for a Minecraft fan from Amazon, and get a referral fee from Amazon. The advantage of that model is that the fees are paid by the providers of products and services, which would allow us to keep our service free for families. But so far, nobody has succeeded in building a big consumer business on an affiliate / lead generation model. So we will test our way into the business model - after we build the critical mass of users.

WF: So is Calroo just an app? Or is there a bigger picture here?

KRASNOPEROVA: Initially, yes, we're "just" an app - one that focuses on solving the collaboration and coordination problem for families. But solving the collaboration problem is just the beginning.

We will then leverage our platform to create custom apps for specific family segments, for example divorced parents. (If you think it's hard to coordinate your schedule with your spouse, try doing it with your ex!). We will also build new apps for families to solve other problems that they have - such as the need to manage your child's use of devices, Internet, and social media.

In the next phase, we will open our APIs to other developers so that they can build their apps without having to recreate basic things like family profile and identity, calendaring, messaging, etc. Think of it as a Google sign-on, but for families. This way, when your family starts using a new app or service, you don't have to re-enter the same information (like ages and genders of your kids) over and over again. Importantly, you will always maintain full control over how your family data are used, at a very granular level.

Our ultimate goal is to become a new discovery platform for family-oriented apps and services. Some of these apps will be built by us, others by third-party developers who are using our APIs. We will curate the apps and recommend them to consumers based on their unique family profile. We want to help families discover apps that they "never knew they always wanted." We want every mom, dad, and caregiver to say: finally, here's a platform built just for me.

We want everyone to feel supported in their role as a parent, spouse, caregiver and family member.

We hope you'll join us on this journey!

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RISKS

1 As we grow our customer base and scale to thousands and ultimately millions of users, our website's infrastructure as it relates to storage space, bandwidth, processing ability, speed and other factors may begin to deteriorate or fail completely. This may result in deteriorating user experience, system failures or system outages for continued periods of time. If we are unable to resolve any technical glitch, our business and financial conditions could suffer. In addition to needing to scale our technology platform, we will also need to scale our business operations and team to support a growing business in order to be successful.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Calroo is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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